CERTIFICATIONS

I, BRIAN FISHER, certify, pursuant to Rule 13a-4 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to the Annual Report of 1-900 Jackpot, Inc. (formerly Pultronex Corporation) on Form 10-KSB for the year ended August 31, 2004 ("Report") that:

(1) I have reviewed this Report;

(2) based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

(3) based on my knowledge, the financial statements and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of 1-900 Jackpot, Inc. (formerly Pultronex Corporation) as of, and for the periods presented in this Report;

(4) I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for 1-900 Jackpot, Inc. (formerly Pultronex Corporation) and I have: (a) designed such disclosure controls and procedures to ensure that material information relating to 1-900 Jackpot, Inc. (formerly Pultronex Corporation) is made known to me by others, particularly during the period in which this Report is being prepared;
(b) evaluated the effectiveness of 1-900 Jackpot, Inc. (formerly Pultronex Corporation)'s disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the "Evaluation Date"); and (c) presented in this Report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

(5) I have disclosed, based on my most recent evaluation, to our auditors and the audit committee of our board of directors (or persons performing the equivalent function): (a) all significant deficiencies in the design or operation of internal controls which could adversely affect our ability to record, process, summarize and report financial data and have identified for our auditors any material weaknesses in internal controls; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls; and





DATE:   NOVEMBER 22, 2005

BY:      /S/ BRIAN FISHER
      ---------------------------
             BRIAN FISHER
    PRINCIPAL EXECUTIVE OFFICER